UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

On February 25, 2008, Westwood One, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Gores Radio Holdings, LLC (together with certain related entities, “Gores”), an entity managed by The Gores Group, LLC, pursuant to which the Company agreed to sell to Gores, and Gores agreed to purchase from the Company, in a private placement, 7,142,857 shares of Company common stock (the “Common Stock”) at a price of $1.75 per share (the closing when such stock is sold, the “First Closing”). Also pursuant to the Purchase Agreement, at the Company’s option, the Company will sell to Gores and Gores has agreed to purchase from the Company: (i) up to an additional 7,142,857 shares of Common Stock at $1.75 per share (the exact number of shares, if any, to be determined by the Company and provided to Gores in a notice to be delivered on or before March 10, 2008), and (ii) up to $75.0 million of 7.50% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), and warrants to purchase up to 10.0 million shares of Common Stock (issued in three tranches consisting of (1) warrants to purchase up to 3,330,000 shares of Common Stock at a strike price of $5.00 per share, (2) warrants to purchase up to 3,330,000 shares of Common Stock at a strike price of $6.00 per share, and (3) warrants to purchase up to 3,340,000 shares of Common Stock at a strike price of $7.00 per share) (collectively, the “Warrants”). If issued, the Warrants will expire four (4) years from the original date of issuance, contain customary anti-dilution protections and may not be transferred separately from the Convertible Preferred Stock for 18 months following the First Closing. The Company, by providing Gores notice of its intention to reduce the investment on or before March 31, 2008, may reduce the amount of Convertible Preferred Stock to be issued and sold to Gores by up to one-third (1/3), in which case the amount of Warrants Gores would receive would also be reduced by the same percentage (allocated proportionately among the three tranches). The time at which the Convertible Preferred Stock and Warrants, if so elected by the Company, are issued and sold, is referred to herein as the “CPS/Warrants Closing”.

Terms of Convertible Preferred Stock

If issued, the Convertible Preferred Stock will have such terms set forth in the Certificate of Designations of 7.50% Series A Convertible Preferred Stock of Westwood One, Inc. (the “Certificate of Designations”). Holders of the Convertible Preferred Stock would be entitled to receive dividends at a rate of 7.50% per annum, compounded quarterly, which will be added to the Liquidation Preference (initially equal to $1,000 per share, subject to adjustment as described below). If the Convertible Preferred Stock remains outstanding on the fifth (5th) anniversary of the original date of issuance, the dividend rate will increase to 15.00% per annum. Holders of the Convertible Preferred Stock will also be entitled to receive dividends declared or paid on the Common Stock on an as-converted basis.

The Convertible Preferred Stock is convertible at the option of the holders, at any time and from time to time, into a number of shares of Common Stock equal to the Liquidation Preference divided by the conversion price (initially, $3.00 per share, subject to adjustment for stock dividends, subdivisions, reclassifications, combinations or similar type events). Following 18 months from the date of issuance, the Company may cause the conversion of the Convertible Preferred Stock if the per share closing price of Common Stock equals or exceeds $4.00 for 60 trading days in any 90 day trading period or the Company sells $50.0 million or more of Common Stock to a third party at a price per share equal to or greater than $4.00. After 57 months from the original date of issuance, the Company has the sole option to redeem the Convertible Preferred Stock at any time. If the Convertible Preferred Stock remains outstanding after 66 months from the original date of issuance, the Liquidation Preference per share will increase by 50%.

With respect to dividends and any Liquidation Event (as defined in the Certificate of Designations), the Convertible Preferred Stock ranks senior in priority to the Common Stock and to each other class of capital stock or series of preferred stock of the Company. The Convertible Preferred Stock has customary pre-emptive rights on any future issuances of Common Stock if such Common Stock is issued by the Company at less than $4.00 per share, with the exception of certain carve-outs for stock issued: (i) upon conversion of the Convertible Preferred Stock and Warrants, (ii) in connection with a bona fide acquisition by the Company or (iii) pursuant to the Company’s equity compensation plans, as more specifically described in the “Excluded Stock” definition in the Certificate of Designations.

Directorships, Indemnification and Compensation

If the Company elects to issue and sell to Gores the Convertible Preferred Stock and Warrants, upon the CPS/Warrants Closing, the Board of Directors (the “Board”) of the Company would be increased to eleven (11) members, of which three (3) members initially would be elected by Gores (reduced to two members if Gores fails to hold at least 66-2/3 of the Convertible Preferred Stock originally issued). Also at the CPS/Warrants Closing, Gores will have the right to nominate one independent director within the meaning of NYSE listing standards. The right to elect directors is a class right in favor of the holders of Convertible Preferred Stock which terminates if Gores fails to hold at least 50% of the Convertible Preferred Stock originally issued. Gores directors will receive the same indemnification and compensation as received by the other non-employee directors of the Company, except that the non-independent Gores directors will not be entitled to receive any equity-based compensation received by Company directors.

Governance Provisions

Under the terms of the Certificate of Designations, as long as Gores holds at least 50% of the Convertible Preferred Stock originally issued, the approval by the holders of a majority of the outstanding shares of Convertible Preferred Stock is required for the Company to take certain significant corporate actions, including, without limitation, approval of the Company’s annual budget (including any material variances therefrom), the hiring of a Chief Executive Officer, the issuance of additional shares of capital stock (subject to certain exceptions enumerated in the Certificate of Designations), the declaration of dividends and share repurchases (subject to certain exceptions enumerated in the Certificate of Designations), annual capital expenditures in excess of $15.0 million, incurrence of indebtedness above certain thresholds and, for a period of 66 months from the original date of issuance, mergers, consolidations and substantial asset sale transactions. In addition, as long as Gores holds at least 50% of the Convertible Preferred Stock originally issued, a majority of the Gores directors will be entitled to designate the Chairman of the Board (who shall be Norman J. Pattiz so long as he is eligible and thereafter, the Chairman of the Board shall be neither a Gores director nor a Gores-nominated independent director) and the Vice Chairman of the Board.

“Go Shop” Provision

Pursuant to the terms of the Purchase Agreement, the Company has a 30-day “go shop” period during which it may solicit other equity investment offers and may terminate the Purchase Agreement for any reason, subject to paying the $0.5 million fee described below and, at Gores’ option, selling Gores the shares of Common Stock the Company is then committed to sell. If the Purchase Agreement is not terminated, following this initial 30-day period and until the earlier of: (x) the CPS/Warrants Closing and (y) termination of the Purchase Agreement (such period, the “Restricted Period”), the Company may not solicit, and except in limited circumstances, consider or entertain, any other equity investment offers.

Standstill

Under the Purchase Agreement, during the time that Gores owns at least 15% of the voting power of the Company and until the fifth (5th) anniversary of the original issue date of the CPS/Warrants Closing, Gores would be subject to certain standstill restrictions, including, among other things, a limitation on the voting of any voting securities acquired by it in excess of 35% of the voting power of the Company and, for a period of 18 months following the First Closing, a limitation on engaging in a proxy contest with respect to the Company, taking action to change the size and composition of the Board or calling a special meeting of Company stockholders.

Closing Conditions

The various transactions contemplated by the Purchase Agreement are each subject to certain closing conditions as specified in the Purchase Agreement, including, without limitation, in the case of the First Closing: the closing of the transactions contemplated by the Master Agreement, entered into as of October 2, 2007 (the “Master Agreement”), by and between the Company and CBS Radio Inc. (“CBS Radio”) and described in greater detail in the Company’s definitive proxy statement previously filed with the SEC on December 21, 2007 (the “CBS Proxy”). With respect to the CPS/Warrants Closing only, closing conditions include, without limitation: (1) approval by the Company’s stockholders of the terms of the Convertible Preferred Stock as required by Section 312 of the NYSE’s Listed Company Manual (see below) and (2) adoption by the stockholders of an amendment to the Company’s Charter to remove provisions requiring supermajority vote of stockholders and special appraisal rights in connection with business combinations with affiliates (the “Charter Amendments”).

At the First Closing, the Company is required to pay Gores $1.5 million for, among other things, Gores’ expenses incurred in connection with the transactions contemplated by the Purchase Agreement. Gores will be entitled to an additional $0.5 million if: (1) the Company’s stockholders do not approve the Convertible Preferred Stock and Warrant transactions, (2) the Company elects to terminate the Purchase Agreement during the 30-day “go shop” period, (3) the Company enters into a transaction to sell the Company to a third party, or (4) Gores terminates for a material breach by the Company.

In addition, Gores has a 30-day option to purchase an additional 2,500,000 shares of Common Stock at a price per share of $1.75 if both of the following conditions occur:

(A) the Purchase Agreement is terminated: (1) by either party because (x) the purchase and sale of the initial  shares of Common Stock has not occurred by March 31, 2008 or the purchase and sale of the Convertible Preferred Stock and Warrants has not occurred by August 25, 2008 or (y) the Company’s stockholders failed to approve the Convertible Preferred Stock and Warrant transactions; (2) by Gores if the Master Agreement and other agreements with CBS Radio discussed in the CBS Proxy (the “CBS Agreements”) are terminated prior to the CPS/Warrants Closing, or (3) by the Company if the Company enters into a Sale of the Company Transaction; and

(B) any of the following has occurred: (1) the Board has changed, modified or withdrawn its recommendation (other than in connection with a Sale of the Company Transaction in accordance with the terms of the Purchase Agreement), (2) CBS fails to vote in favor of the Preferred Stock and Warrant transactions, (3) CBS Radio and the Company agree to materially modify the CBS Agreements (except under limited circumstances described in the Purchase Agreement) or (4) CBS Radio otherwise enters into any other material agreement with the Company.

Representations and Warranties; Indemnification

The Purchase Agreement contains customary public company representations and warranties by the Company to Gores, and a more limited set of representations and warranties customary for a transaction of this type from Gores to the Company. The Company has agreed to indemnify Gores (and its affiliated parties) for: (1) any breach of any of the representations, warranties or covenants made by the Company or (2) any action or proceeding brought in connection with the transactions, subject to certain exceptions. Except in certain circumstances, certain of the Company’s representations and warranties relating to its business survive for two years from the CPS/Warrants Closing (or if there is no such closing, the First Closing).

Registration Rights Agreement

As part of the Purchase Agreement, the Common Stock, including shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and/or exercise of the Warrants, if issued (collectively, “Registrable Securities”), will be entitled to registration rights under the terms a Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into by the parties at the time of the First Closing. Under such agreement, the Company will file upon Gores’ request a resale shelf registration statement and will also provide Gores up to four (4) demand registrations. The Company is obligated to keep such shelf registration continuously effective under the Securities Act of 1933, as amended (the “Securities Act”), until the earliest of: (i) the fifth (5th) anniversary of such registration statement, (ii) when all Registrable Securities covered by such Registration Statement have been sold and (iii) the date as of which each of the holders of Registrable Securities is permitted to sell its Registrable Securities without registration pursuant to Rule 144 without volume limitations or any other restrictions.

NYSE: Section 312 Approval

Section 312 of the NYSE’s Listed Company Manual requires that the Company obtain stockholder approval for issuance and sale of the Convertible Preferred Stock. Accordingly, as set forth above, the issuance and sale of the Convertible Preferred Stock and Warrants are limited by and subject to obtaining stockholder approval. If the Company elects to proceed with the sale and issuance of the Convertible Preferred Stock and Warrants, the Board has agreed to call a special meeting of stockholders pursuant to the terms of the Purchase Agreement to seek approval of the Convertible Preferred Stock and Warrant transactions (including adoption of the Charter Amendments), and to recommend to its stockholders that such approval be given.

Voting Agreement

In connection with obtaining stockholder approval and as inducement to Gores entering into the Purchase Agreement, on February 25, 2008, Mr. Pattiz and certain other directors and officers of the Company entered into a Voting Agreement with Gores (the “Voting Agreement”), each of whom agreed, among other things, that if the Company elects to proceed with the sale and issuance of the Convertible Preferred Stock and Warrants, to vote in favor of the Convertible Preferred Stock and Warrant transactions (including adoption of the Charter Amendments) and to vote against any Restricted Transactions (as defined in the Purchase Agreement).

The description of the Purchase Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement and the terms of the Convertible Preferred Stock contained in this Item 1.01 is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copies of the Purchase Agreement attached as Exhibit 10.1 hereto (to which the Certificate of Designations, the form of Warrant and the Registration Rights Agreement are attached as exhibits thereto), each of which is incorporated herein by reference.

Section 3 Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.

The issuance and sale of the securities contemplated by the Purchase Agreement are exempt from registration under the Securities Act and/or Regulation D promulgated under the Securities Act. Gores has represented to the Company that it is an “accredited investor” as defined in Regulation D and that such securities are being acquired for investment. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

To induce Mr. Pattiz to enter into the Voting Agreement described above, on February 25, 2008, the Company and Mr. Pattiz entered into a letter agreement (the “Indemnification Letter Agreement”), pursuant to which, among other things, the Company agreed to indemnify Mr. Pattiz, solely in his capacity as a stockholder of the Company, if Mr. Pattiz becomes subject to any claim by reason of the fact that he is or was a party to the Voting Agreement and to reimburse Mr. Pattiz for certain expenses incurred in connection with the preparation and negotiation of the Voting Agreement and the Indemnification Letter Agreement. The description of the Indemnification Letter Agreement set forth herein is qualified in its entirety by reference to the full text of the Indemnification Letter Agreement, filed as 10.2 to this Current Report on Form 8-K.

Section 8 Other Events

Item 8.01 Other Events

On February 25, 2008, the Company issued a joint press release with Gores announcing the entry into the Purchase Agreement described in Item 1.01 hereof. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements And Exhibits

(d) Exhibits: The following is a list of the exhibits filed as a part of this Form 8-K

Exhibit No.	Description of Exhibit
10.1	Purchase Agreement, dated as of February 25, 2008, between Westwood One, Inc. and Gores Radio Holdings, LLC.
10.2	Letter Agreement, dated February 25, 2008, by and between Westwood One, Inc. and Norman J. Pattiz.
99.1	Joint Press Release, dated February 25, 2008, of Westwood One, Inc. and Gores Radio Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: February 27, 2008	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Purchase Agreement, dated as of February 25, 2008, between Westwood One, Inc. and Gores Radio Holdings, LLC.
10.2	Letter Agreement, dated February 25, 2008, by and between Westwood One, Inc. and Norman J. Pattiz.
99.1	Joint Press Release, dated February 25, 2008, of Westwood One, Inc. and Gores Radio Holdings, LLC.